Exhibit 3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the year ended October 31, 2023 of Royal Bank of Canada of our Report of Independent Registered Public Accounting Firm dated November 29, 2023, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Exhibit 2 to this Annual Report on Form 40-F.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 Nos.333-12036, 333-12050, 333-13052, 333-13112, 333-117922, 333-207754, 333-207750, 333-207748, 333-252536 and 333-268715, and on Form F-3 No.333-259205 of Royal Bank of Canada of our Report of Independent Registered Public Accounting Firm dated November 29, 2023 referred to above.

We also consent to the reference to us under the heading “Experts” in the Annual Information Form, filed as Exhibit 1 to this Annual Report on Form 40-F, which is incorporated by reference in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

November 30, 2023